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SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
FLAG TELECOM GROUP LIMITED (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 5, 2003

To the Shareholders of FLAG Telecom Group Limited:

        On October 16, 2003, FLAG Telecom Group Limited (the "Company") entered into an Agreement and Plan of Amalgamation (the "Amalgamation Agreement") with Reliance Gateway Net Limited, a company organized under the laws of India ("Reliance Gateway"), pursuant to which the Company has agreed to amalgamate (the "Amalgamation") with Gateway Net Bermuda Limited, a company organized under the laws of Bermuda and a direct, wholly-owned subsidiary of Reliance Gateway. The material terms of the Amalgamation Agreement, and the first amendment thereto, are described in the Company's definitive proxy statement, dated November 19, 2003 (the "Proxy Statement"), which was mailed to shareholders of the Company on or about November 19, 2003. The Proxy Statement also includes the complete text of the Amalgamation Agreement, and the first amendment thereto, which is attached as Annex A thereto.

        On December 4, 2003, the Company, Reliance Gateway and Harbert Distressed Investment Master Fund, Ltd., the Company's largest shareholder ("Harbert"), entered into that certain HMC Agreement (the "HMC Agreement"). Contemporaneous with the execution of the HMC Agreement, the Company and Reliance Gateway entered into a second amendment to the Amalgamation Agreement (the "Second Amendment"). The following is a summary of the HMC Agreement and the Second Amendment. This summary is qualified in its entirety by reference to the complete text of the HMC Agreement and the Second Amendment, which are attached hereto as Annex A and Annex B, respectively.

The HMC Agreement

        Pursuant to the HMC Agreement, Harbert has agreed to vote 742,952 common shares of the Company, par value $1.00 per share (the "Shares"), that it beneficially owns (approximately 37.1% of the outstanding Shares) in favor of the approval and adoption of the Amalgamation Agreement and to vote against any opposing or competing transaction or other action that would reasonably be expected to impede or delay the transactions contemplated by the Amalgamation Agreement. In furtherance thereof, Harbert has granted a proxy appointing Kees van Ophem and/or Patrick Gallagher, the Company's Assistant Secretary and Chief Executive Officer, respectively, to vote the 742,952 Shares held by Harbert in such manner as Reliance Gateway deems proper in accordance with the terms of the HMC Agreement. In addition, Harbert has agreed that it will not sell or transfer or otherwise enter into any agreement with respect to the Shares, that it will not exercise dissenters' rights with respect to its Shares, and that it will not solicit, initiate, encourage or otherwise facilitate any efforts by any third party to acquire any Shares or assets of the Company. As consideration for the foregoing, Reliance Gateway has agreed to pay Harbert an aggregate $1,000,000, in cash, upon the effective time of the Amalgamation.

        Pursuant to the HMC Agreement, the Company has agreed to use its reasonable efforts to terminate the registration of the Shares ("Deregistration") under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). As a condition of the HMC Agreement, Harbert will not have to vote in favor of the approval and adoption of the Amalgamation Agreement, and the proxy in favor of Reliance Gateway will not be granted, until the Deregistration is effective or the Company and Reliance Gateway have received written notice from Harbert that it has in its sole discretion

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determined to vote in favor of the approval and adoption of the Amalgamation Agreement. As explained in the section of the Proxy Statement entitled "THE AMALGAMATION—Subsequent Discussions with Harbert," there is an issue of profit disgorgement that Harbert, as a holder of more than 10% of the Shares, may face as a result of Section 16(b) of the 1934 Act if the Amalgamation is consummated prior to March 31, 2004. As a result, Harbert asserted that it would be unable to support the approval and adoption of the Amalgamation Agreement if such vote were taken prior to March 31, 2004. Reliance Gateway and Harbert thus requested that the Company take active steps to effectuate the Deregistration and Reliance Gateway agreed to increase the consideration payable to all of the Company's shareholders in exchange therefor, as provided in the Second Amendment. As required by the HMC Agreement, the Company filed a Form 15 with the Securities and Exchange Commission (the "SEC") to effect the Deregistration on December 4, 2003. The Deregistration will be effective 90 days after the date the Form 15 was filed, unless the SEC agrees to accelerate the effectiveness. Although the Company intends to use its reasonable efforts to accelerate the effectiveness of the Deregistration prior to December 22, 2003, the date currently scheduled for the special general meeting of shareholders to vote on the approval and adoption of the Amalgamation Agreement (the "Meeting Date"), the Company has agreed to adjourn or postpone the special general meeting if Deregistration is not effective prior to the Meeting Date unless Harbert agrees to vote in favor of the approval and adoption of the Amalgamation Agreement notwithstanding the fact that Deregistration is not effective. The Company will notify its shareholders as promptly as possible of any adjournment or postponement of the Meeting Date.

The Second Amendment

        Pursuant to the Second Amendment, the aggregate Amalgamation Consideration (as defined in the Amalgamation Agreement) has been increased from $207,000,000 to $210,951,295, thereby increasing the Amalgamation Consideration to be offered to the shareholders of the Company from $95.61 per Share to $97.41 per Share. Additionally, the date when either party may terminate the Amalgamation Agreement, originally February 28, 2004 (as described in the section of the Proxy Statement entitled "THE AMALGAMATION—The Amalgamation Agreement—Termination and Effect of Termination"), has been changed to March 10, 2004. The extended date follows shortly after the maximum period required for Deregistration (described above) and coincides with the term of the HMC Agreement.

        In addition to the changes noted above, the Second Amendment amends the Amalgamation Agreement to correct the number of options to acquire Shares issued by the Company and to correct certain other immaterial matters. Except as specifically amended by the Second Amendment, the Amalgamation Agreement, as amended by the first amendment thereto and described in the section of the Proxy Statement entitled "THE AMALGAMATION—The Amalgamation Agreement," remains in full force and effect.

        As a result of the increased consideration to be offered pursuant to the Second Amendment, in addition to shareholders of the Company being entitled to receive increased consideration upon the effective time of the Amalgamation, holders of options to acquire Shares, upon the cancellation of their options as permitted by and in accordance with applicable law, will also be entitled to share in the increased consideration. As reported in the section of the Proxy Statement entitled "THE AMALGAMATION—Treatment of Stock Options and Other Stock-Based Compensation," each of the directors and executive officers of the Company hold options to acquire Shares. To accurately reflect

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what each director and executive officer of the Company will now receive upon the consummation of the Amalgamation, a revised table is set forth below.

Name	Position	Cancellation of Options	Total Payments
Patrick Gallagher	Co-Chairman, Chief Executive Officer and Director	44,500	$3,711,745
Eugene Davis	Co-Chairman and Director	5,600	$467,096
Robert Aquilina	Co-Chairman and Director	5,600	$467,096
Edward McCormack	Chief Operating Officer and Director	13,300	$1,109,353
Alexander Gersh	Chief Financial Officer	8,000	$525,280
Kees van Ophem	General Counsel and Assistant Secretary	8,675	$723,581.75
Andrew Evans	Chief Technology Officer	9,250	$771,542.50
Mark Spagnolo	Director	5,600	$467,096
David Wilson	Director	5,600	$467,096
Ian Akhurst	Director	5,600	$467,096
Jack Dorfman	Director	5,600	$467,096
Bradley Scher	Director	5,600	$467,096
Charles Macaluso (1)	Director	5,600	$467,096
Harry Hobbs	Director	5,600	$467,096
Anthony Cassara	Director	5,600	$467,096
Anthony Pacchia	Director	5,600	$467,096

(1)
Charles Macaluso resigned from the Board of Directors on November 5, 2003. He retained his options pursuant to a consultancy arrangement he entered into with the Company upon his resignation.

Singapore Approval

        As reported in the section of the Proxy Statement entitled "THE AMALGAMATION—Certain Legal Matters; Regulatory Approvals—Singapore Approval," the Company filed an application on November 10, 2003 with the Info-communications Development Authority of Singapore seeking approval for a change in ownership of the license to provide facilities-based operations. Obtaining such approval is a condition to the consummation of the Amalgamation. The Company hereby reports that such approval was obtained on December 5, 2003.

                      By order of the Board of Directors

                      Kees van Ophem
                      Assistant Secretary and General Counsel

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ANNEX A

HMC AGREEMENT

        AGREEMENT dated as of December 4, 2003 (this "Agreement") among Reliance Gateway Net Limited, a company incorporated under the laws of India ("Reliance Gateway"), FLAG Telecom Group Limited, a company incorporated under the laws of Bermuda (the "Company"), and Harbert Distressed Investment Master Fund, Ltd., a Cayman Islands corporation ("Shareholder").

        WHEREAS, the Company and Reliance Gateway have entered into the Agreement and Plan of Amalgamation dated as of October 16, 2003 (as amended on October 28, 2003 and contemporaneously herewith, the "Amalgamation Agreement"; all capitalized terms that are not otherwise defined herein shall have the meaning attributed to them under the Amalgamation Agreement);

        WHEREAS, the Company intends to hold a special general meeting of the shareholders of the Company, including any postponement or adjournment thereof, to consider and vote upon the Amalgamation Agreement (the "Company Shareholder Meeting");

        WHEREAS, the Shareholder owns certain common shares, par value $1.00 per share, of the Company (the "Shares"); and

        WHEREAS, the parties hereto have agreed to enter into this Agreement to evidence certain agreements relating to the Amalgamation Agreement, the Company Shareholder Meeting and the Shares.

        NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
AGREEMENT TO VOTE; GRANT OF PROXY

        Section 1.01.    Agreement To Vote.    The Shareholder irrevocably agrees to vote, express consent (or dissent, as the case may be) or otherwise utilize the voting power in respect of all Shares that the Shareholder is entitled to vote at the time of any vote at any annual or special general meeting of the shareholders of the Company during the term of this Agreement and at any postponement or adjournment thereof, (a) in favor of the approval and adoption of the Amalgamation Agreement and each of the transactions contemplated thereby and (b) against (i) any proposal made in opposition to or in competition with the Amalgamation and the transactions contemplated by the Amalgamation Agreement, (ii) any amalgamation, scheme of arrangements, merger, reorganization, consolidation, share exchange, business combination, sale of assets, recapitalization, liquidation, winding up, extraordinary dividend or distribution, significant share repurchase or other similar transaction with or involving the Company, other than the Amalgamation Agreement and the transactions contemplated thereby and (iii) any other action the consummation of which would reasonably be expected to impede, frustrate, interfere with, impair, delay or prevent consummation of the transactions contemplated by the Amalgamation Agreement; provided that the Shareholder shall not be obligated or bound by its agreement to vote as provided in clause (a) above until the time (the "Voting Effective Time") that is the earlier of (A) the Shareholder shall have received evidence reasonably satisfactory to it that the registration of the Shares under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") has been effectively terminated pursuant to Rule 12g-4 promulgated thereunder prior to the day of the taking of the vote to approve and adopt the Amalgamation Agreement and (B) the Company and Reliance Gateway shall have received written notice from the Shareholder that it has in its sole discretion determined to vote in favor of the approval and adoption of the Amalgamation Agreement.

        Section 1.02.    Grant of Proxy.    The Shareholder hereby revokes any and all previous proxies granted with respect to its Shares. By entering into this Agreement, the Shareholder hereby grants a proxy appointing Kees van Ophem and/or Patrick Gallagher, the Company's Assistant Secretary and Chief Executive Officer, respectively, effective as of the Voting Effective Time, as the Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power in such manner and upon such matters as Reliance Gateway or its proxy or substitute shall, in Reliance Gateway's sole discretion, deem proper with respect to the Shareholder Shares in accordance with the provisions of Section 1.01. The proxy granted by the Shareholder pursuant to this Section 1.02 is irrevocable and is granted in consideration of Reliance Gateway's agreements contained in Article 2 of this Agreement; provided, however, that such proxy shall be revoked upon termination of this Agreement in accordance with Section 8.04 hereof.

ARTICLE 2
CONSIDERATION

        In consideration of (i) the agreement of the Shareholder to vote in favor of the Amalgamation and the approval and adoption of the Amalgamation Agreement and (ii) the other agreements of the Shareholder contained herein, Reliance Gateway hereby agrees to pay to the Shareholder an aggregate $1,000,000, in cash, on the date when the Effective Time occurs. Such amount shall be paid to the Shareholder by wire transfer to a bank account designated by the Shareholder (or if no such account is designated, then by certified or official bank check payable in immediately available funds to the order of the Shareholder in such amount). If the Effective Time does not occur, no payment to the Shareholder shall be required hereunder.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

        The Shareholder represents and warrants to Reliance Gateway and the Company that:

        Section 3.01.    Corporate Authorization.    The Shareholder has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Shareholder of this Agreement and the consummation by the Shareholder of the transactions contemplated hereby have been duly authorized and no other corporate action on the part of the Shareholder is necessary to authorize the execution, delivery or performance by the Shareholder of this Agreement and the consummation by the Shareholder of the transactions contemplated hereby.

        Section 3.02.    Valid Title.    As of November 1, 2003, as of the date hereof and at all times hereafter during the term of this Agreement, the Shareholder was and is the sole, true, lawful and beneficial owner of the Shares set forth opposite the Shareholder's name on the signature page hereto, and will be the sole, true, lawful and beneficial owner of all Shares acquired by the Shareholder after the date hereof, in each case, with no restrictions on the Shareholder's voting rights or rights of disposition pertaining thereto, except as set forth in this Agreement. As of November 1, 2003, as of the date hereof and at all times hereafter during the term of this Agreement, none of the Shares set forth opposite the Shareholder's name on the signature page hereto are, and no Shares acquired by the Shareholder after the date hereof will be, subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares, except as set forth in this Agreement.

        Section 3.03.    Non-Contravention.    The execution, delivery and performance by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Shareholder or to a loss of any benefit of the Shareholder under any provision of applicable law or regulation, the certificate of incorporation, bylaws or other governing documents of the Shareholder or any other agreement, judgment, injunction, order, decree, or other instrument binding on the Shareholder or result in the imposition of any lien on any asset of the Shareholder.

        Section 3.04.    Binding Effect.    This Agreement is the valid and binding Agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally. The person signing this Agreement has full power and authority to execute and deliver, and to cause the Shareholder to perform, this Agreement.

        Section 3.05.    Total Shares.    The number of Shares set forth opposite the Shareholder's name on the signature page hereto are the only Shares beneficially owned by the Shareholder as of the date hereof and as of November 1, 2003, and (i) the Shareholder owns no options to purchase or sell or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company and (ii) to the Shareholder's knowledge, none of its affiliates own, beneficially or of record, any Shares or has any of the interests or rights described in clause (i) above, except in each case Shares owned by PCMG Trading Partners XII, L.P. and Alpha US Sub Fund VI, LLC which own 17,668 and 11,695 Shares, respectively.

        Section 3.06.    Finder's Fees.    No investment banker, broker or finder is entitled to a commission or fee from the Company, Reliance Gateway or any of their respective affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Shareholder.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Section 4.01.    The Company represents and warrants to the Shareholder and to Reliance Gateway that the Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized and no other corporate action on the part of the Company is necessary to authorize the execution, delivery or performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is a valid and binding Agreement of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

        Section 4.02.    The Company has no securities issued or outstanding other than the Shares.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF RELIANCE GATEWAY

        Reliance Gateway represents and warrants to the Shareholder and the Company that Reliance Gateway has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Reliance Gateway of this Agreement and the consummation by Reliance Gateway of the transactions contemplated hereby have been duly authorized and no other corporate action on the part of Reliance Gateway is necessary to authorize the execution, delivery or performance by Reliance Gateway of this Agreement and the consummation by Reliance Gateway of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Reliance Gateway and is a valid and binding Agreement of Reliance Gateway, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

ARTICLE 6
COVENANTS OF THE SHAREHOLDER

        The Shareholder hereby covenants and agrees that:

        Section 6.01.    No Proxies for, Encumbrances on or Transfers of Shares.    Except pursuant to the terms of this Agreement, the Shareholder shall not during the term of this Agreement, without the prior written consent of Reliance Gateway, directly or indirectly, (i) grant any proxies to or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber, deliver pursuant to any tender or exchange offer or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Shares. The Shareholder shall not seek or solicit any such sale, assignment, transfer, encumbrance, delivery or other disposition or any such contract, option or other arrangement or assignment or understanding and agrees to notify Reliance Gateway promptly and to provide all details requested by Reliance Gateway if the Shareholder is approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

        Section 6.02.    Appraisal Rights.    The Shareholder agrees during the term of this Agreement not to exercise any rights (including, without limitation, under the Bermuda Companies Act of 1981, as amended) to demand appraisal of any Shares which may arise with respect to the Amalgamation.

        Section 6.03.    No Shop.    The Shareholder shall not, during the term of this Agreement, directly or indirectly (i) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any inquiry, proposal or offer from any person to acquire any of the business, property or capital stock of the Company or any direct or indirect subsidiary thereof, or any acquisition of any Shares or other equity interest in, or any assets of, the Company or any direct or indirect subsidiary thereof, whether by merger, amalgamation, purchase of assets, tender offer or other transaction or (ii) participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage any effort or attempt by any other person to do or seek any of the foregoing. The Shareholder agrees to promptly advise Reliance Gateway of the terms of any communications it may receive relating to any of the foregoing.

ARTICLE 7
COVENANTS OF RELIANCE GATEWAY, THE COMPANY AND THE SHAREHOLDER

        Section 7.01.    Additional Agreements.    Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement, to obtain all necessary waivers, consents and approvals and effect all necessary registrations and filings and to rectify any event or circumstances which could impede consummation of the transactions contemplated hereby.

        Section 7.02.    Termination of Registration.    The Company hereby covenants and agrees to use all reasonable efforts to terminate the registration of the Shares under Section 12 of the 1934 Act pursuant to Rule 12g-4 promulgated under the 1934 Act (the "Deregistration") as promptly as practicable after the date hereof. Notwithstanding the foregoing, in order to continue providing the shareholders of the Company and Reliance Gateway with material information regarding the Company, the Company agrees, to the extent permitted by applicable law or regulation, to continue to file with the Securities and Exchange Commission (the "SEC") the periodic reports that it would have filed with the SEC in the absence of the Deregistration.

        Section 7.03.    Company Shareholder Meeting.    The Company hereby covenants and agrees not to hold the vote on the approval and adoption of the Amalgamation Agreement prior to the Voting Effective Time. If the scheduled date for the Company Shareholder Meeting occurs prior to the Voting Effective Time, the Company agrees to adjourn or postpone the Company Shareholder Meeting to a later date so the shareholder vote to approve and adopt the Amalgamation Agreement will be held on a date that is after the Voting Effective Time; provided that if the Voting Effective Time does not occur on or before March 10, 2004, the Company shall be permitted to hold the Company Shareholder Meeting at any time thereafter.

        Section 7.04.    The Company and Reliance Gateway hereby covenant and agree to execute that certain Second Amendment to the Amalgamation Agreement, substantially in the form attached as Exhibit A hereto, contemporaneously with the execution of this Agreement.

ARTICLE 8
MISCELLANEOUS

        Section 8.01.    Expenses.    All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        Section 8.02. Specific Performance. The parties hereto agree that each of Reliance Gateway and the Company would be irreparably damaged if for any reason the Shareholder failed to perform any of its obligations under this Agreement, and that each of Reliance Gateway and the Company would not have an adequate remedy at law for money damages in such event. Accordingly, each of Reliance Gateway and the Company shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Shareholder. This provision is without prejudice to any other rights that Reliance Gateway or the Company may have against the Shareholder for any failure to perform its obligations under this Agreement. The Shareholder shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by Reliance Gateway and the Company. This provision is without prejudice to any other rights that the Shareholder may have against Reliance Gateway or the Company for any failure to perform their respective obligations under this Agreement.

        Section 8.03.    Notices.    All notices, requests, claims, demands and other communications provided for by this Agreement (unless otherwise specified herein) shall be in writing and delivered by mail, telegram, telex, facsimile or personal delivery and shall be deemed given if delivered in person, by telegram, telex, facsimile or personal delivery when received, and if mailed, when mailed postage prepaid, return receipt requested registered or certified, and addressed to the respective parties as set forth below or at such other address as any party hereto may specify to the other parties hereto in writing (such change of address to become effective only upon receipt of such notification in writing).

        If to Reliance Gateway, to:

      Reliance Gateway Net Limited
      Dhirubhai Ambani Knowledge City
      Block E, SB-14, 1st Floor
      Thane-Belapur Road
      Koparkhairane, Navi Mumbai
      400 709, India
      Telecopy: 011-91-22-3032-5895
      Attention: PMS Prasad

        with a copy to:

      Davis Polk & Wardwell
      450 Lexington Avenue
      New York, New York 10017
      Telecopy: 212-450-3955
      Attention: Nancy L. Sanborn

        if to the Company, to:

      FLAG Telecom Group Limited
      9 South Street
      London W1K 2XA
      United Kingdom
      Telecopy: 011-44-207-317-4096
      Attention: Kees van Ophem

        with a copy to:

      Akin Gump Strauss Hauer & Feld LLP
      590 Madison Avenue
      New York, New York 10022
      Telecopy: 212-872-1002
      Attention: Kerry E. Berchem and Patrick J. Dooley

        If to the Shareholder, to:

      Harbert Distressed Investment Master Fund, Ltd.
      c/o HMC Distressed Investment Offshore Manager, LLC
      555 Madison Avenue
      28th Floor
      New York, NY 10022
      Telecopy: (212) 521-6972
      Attention: Philip Falcone

        with a copy to:

      Dewey Ballantine LLP
      1301 Avenue of the Americas
      New York, NY 10019-6092
      Telecopy: (212) 259-6333
      Attention: Steven P. Lund

        Section 8.04.    Amendments; Termination.    This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto. This Agreement may be terminated by any of the parties hereto at the earlier of (i) the Effective Time and (ii) March 10, 2004. Additionally, this Agreement may be terminated by Reliance Gateway immediately upon a breach by the Shareholder or the Company and this Agreement may be terminated by the Shareholder immediately upon a breach by Reliance Gateway or the Company, of any of their respective agreements and covenants set forth herein. In addition, the Shareholder may terminate this Agreement if the Amalgamation Agreement is amended after the date hereof in a manner which is adverse to the shareholders of the Company without the prior written consent of the Shareholder, which shall not be unreasonably withheld. Notwithstanding any such termination, the breaching party shall be fully liable for any and all damages incurred or suffered by the terminating party or parties as a result of such breach.

        Section 8.05.    Successors and Assigns.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

        Section 8.06.    Governing Law.    This Agreement shall be construed in accordance with and governed by the laws of New York without giving effect to the principles of conflicts of laws thereof.

        Section 8.07.    Waiver of Jury Trial.    Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver.

        Section 8.08.    Counterparts; Effectiveness; Benefit.    This Agreement may be executed and delivered (including by facsimile transmission) by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns.

        Section 8.09.    No Third Party Beneficiaries.    No party other than the parties hereto shall be an intended beneficiary of this Agreement or any portion hereof.

        Section 8.10.    Entire Agreement.    This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Class of Stock	Shares Owned	HARBERT DISTRESSED INVESTMENT MASTER FUND, LTD.
		By: HMC Distressed Investment Offshore Manager, LLC
common	742,952	By: /s/ PHILIP A. FALCONE Name: Philip A. Falcone Title: Vice President
RELIANCE GATEWAY NET LIMITED
By:	/s/ P.M.S. PRASAD Name: P.M.S. Prasad Title: Authorized Signatory
FLAG TELECOM GROUP LIMITED
By:	/s/ ROBERT M. AQUILINA Name: Robert M. Aquilina Title: Director
By:	/s/ EUGENE I. DAVIS Name: Eugene I. Davis Title: Director
By:	/s/ ANTHONY J. PACCHIA Name: Anthony J. Pacchia Title: Director

EXHIBIT A

Second Amendment to
the Amalgamation Agreement

                            December 4, 2003

Re:	Second Amendment to the Amalgamation Agreement

FLAG Telecom Group Limited
9 South Street
London W1K 2XA
United Kingdom
Attention: Special Committee of the Board of Directors

Dear Members of the Special Committee:

        Reference is made to the Agreement and Plan of Amalgamation, dated as of October 16, 2003 (as amended, the "Amalgamation Agreement"), by and between FLAG Telecom Group Limited (the "Company") and Reliance Gateway Net Limited ("Gateway"). Capitalized terms used herein and not defined shall have the meaning assigned to them in the Amalgamation Agreement.

        The purpose of this letter agreement is to amend the Amalgamation Agreement as follows:

        (i)    Section 2.02(a) be and it hereby is deleted and the following be and it hereby is inserted in place thereof: "Each Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $97.41 in cash, without interest (the "Amalgamation Consideration"). The sum of the aggregate Amalgamation Consideration and all amounts payable in respect of Company Options pursuant to Section 2.05 shall not exceed $210,951,295. Notwithstanding the foregoing, the parties hereto agree and acknowledge that pursuant to that certain HMC Agreement dated as of December 3, 2003 (the "HMC Agreement") by and among Gateway, the Company and Harbert Distressed Investment Master Fund Ltd. ("HMC"), Gateway shall pay an additional $1,000,000 consideration to HMC in connection with the transactions contemplated hereby. In addition, Gateway agrees that neither it nor any of its affiliates shall pay any other additional consideration to HMC in connection with the transactions contemplated hereby without the prior written consent of the Company.";

        (ii)    in the first sentence of Section 2.05(a), the words "use its reasonable best efforts to" be and they hereby are inserted after the word "shall";

        (iii)    in the second sentence of Section 2.05(a), the words "to the extent permitted by applicable law," be and they hereby are inserted after the word "Thereafter,";

        (iv)    in the first sentence of Section 2.05(b), the word "reasonable" be and it hereby is inserted prior to the words "best efforts";

        (v)    in the second sentence of Section 4.05, the number "198,475" be and it hereby is deleted and the number "198,025" be and it hereby is inserted in place thereof;

        (vi)    Schedule 4.05 be and it hereby is deleted and Exhibit A hereto be and it hereby is inserted in place thereof;

        (vii)    in Section 6.01(j), the words "; provided, that the Company shall be permitted to pay Mr. Patrick Gallagher $48,705 in cash in exchange for the cancellation of 500 restricted Shares held by Mr. Gallagher immediately prior to the Effective Time" be and they hereby are inserted at the end thereof;

        (viii)    in the second sentence of Section 6.02(a), the words "(giving due consideration to the Company's obligations under the HMC Agreement)" be and they hereby are inserted at the end thereof; and

        (ix)    in Section 10.01(b), the words "February 28, 2004" be and they hereby are deleted and the words "March 10, 2004" be and they hereby are inserted in place thereof.

        These amendments shall be effective as of the date hereof.

        This letter agreement shall be governed by and construed in accordance with the laws of Bermuda, without regard to its conflicts of laws principles.

        Except as expressly set forth above, nothing contained in this letter agreement shall be deemed to waive, amend or otherwise modify any provision of the Amalgamation Agreement.

        This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

EXHIBIT A

Schedule 4.05

FLAG TELECOM GROUP LIMITED—EXERCISE PRICE OF OPTIONS

DATE	QUANTITY	ISSUE PRICE
17 March 2003	118,425 (employees)	$14.00/option
17 March 2003	61,600 (directors)	$14.00/option
8 April 2003	6,000	$25.00/option
2 June 2003	1,550	$34.50/option
1 July 2003	8,200	$31.75/option
1 August 2003	700	$60.00/option
1 September 2003	200	$61.50/option
1 October 2003	200	$60.00/option
3 November 2003*	1,150	$87.00/option
Total Allocated:	198,025
Total Options:	222,222

Note:

*
These options were granted to employees who executed employment agreements with the Company on or prior to October 16, 2003 at which point stock options were pledged under their respective employment agreements.

ANNEX B

                            December 4, 2003

Re:    Second Amendment to the Amalgamation Agreement

FLAG Telecom Group Limited
9 South Street
London W1K 2XA
United Kingdom
Attention: Special Committee of the Board of Directors

Dear Members of the Special Committee:

        Reference is made to the Agreement and Plan of Amalgamation, dated as of October 16, 2003 (as amended, the "Amalgamation Agreement"), by and between FLAG Telecom Group Limited (the "Company") and Reliance Gateway Net Limited ("Gateway"). Capitalized terms used herein and not defined shall have the meaning assigned to them in the Amalgamation Agreement.

        The purpose of this letter agreement is to amend the Amalgamation Agreement as follows:

          (i)    Section 2.02(a) be and it hereby is deleted and the following be and it hereby is inserted in place thereof: "Each Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $97.41 in cash, without interest (the "Amalgamation Consideration"). The sum of the aggregate Amalgamation Consideration and all amounts payable in respect of Company Options pursuant to Section 2.05 shall not exceed $210,951,295. Notwithstanding the foregoing, the parties hereto agree and acknowledge that pursuant to that certain HMC Agreement dated as of December 3, 2003 (the "HMC Agreement") by and among Gateway, the Company and Harbert Distressed Investment Master Fund Ltd. ("HMC"), Gateway shall pay an additional $1,000,000 consideration to HMC in connection with the transactions contemplated hereby. In addition, Gateway agrees that neither it nor any of its affiliates shall pay any other additional consideration to HMC in connection with the transactions contemplated hereby without the prior written consent of the Company.";

          (ii)   in the first sentence of Section 2.05(a), the words "use its reasonable best efforts to" be and they hereby are inserted after the word "shall";

          (iii)  in the second sentence of Section 2.05(a), the words "to the extent permitted by applicable law," be and they hereby are inserted after the word "Thereafter,";

          (iv)  in the first sentence of Section 2.05(b), the word "reasonable" be and it hereby is inserted prior to the words "best efforts";

          (v)   in the second sentence of Section 4.05, the number "198,475" be and it hereby is deleted and the number "198,025" be and it hereby is inserted in place thereof;

          (vi)  Schedule 4.05 be and it hereby is deleted and Exhibit A hereto be and it hereby is inserted in place thereof;

          (vii) in Section 6.01(j), the words "; provided, that the Company shall be permitted to pay Mr. Patrick Gallagher $48,705 in cash in exchange for the cancellation of 500 restricted Shares held by Mr. Gallagher immediately prior to the Effective Time" be and they hereby are inserted at the end thereof;

          (viii)   in the second sentence of Section 6.02(a), the words "(giving due consideration to the Company's obligations under the HMC Agreement)" be and they hereby are inserted at the end thereof; and

          (ix)  in Section 10.01(b), the words "February 28, 2004" be and they hereby are deleted and the words "March 10, 2004" be and they hereby are inserted in place thereof.

        These amendments shall be effective as of the date hereof.

        This letter agreement shall be governed by and construed in accordance with the laws of Bermuda, without regard to its conflicts of laws principles.

        Except as expressly set forth above, nothing contained in this letter agreement shall be deemed to waive, amend or otherwise modify any provision of the Amalgamation Agreement.

        This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        Please confirm that the foregoing is in accordance with your understanding by signing and returning to us an executed duplicate of this letter.

Very truly yours,
RELIANCE GATEWAY NET LIMITED
By:	/s/ P.M.S. PRASAD Name: P.M.S. Prasad Title: Authorized Signatory

Accepted and agreed to as of
the date first above written:

FLAG TELECOM GROUP LIMITED

By:	/s/ EUGENE I. DAVIS Name: Eugene I. Davis Title: Authorized Signatory
By:	/s/ ROBERT M. AQUILINA Name: Robert M. Aquilina Title: Director
By:	/s/ ANTHONY J. PACCHIA Name: Anthony J. Pacchia Title: Director
cc:	Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 Telecopy: 212-872-1002 Attention: Kerry E. Berchem and Patrick J. Dooley

EXHIBIT A

Schedule 4.05

FLAG TELECOM GROUP LIMITED—EXERCISE PRICE OF OPTIONS

DATE	QUANTITY	ISSUE PRICE
17 March 2003	118,425 (employees)	$14.00/option
17 March 2003	61,600 (directors)	$14.00/option
8 April 2003	6,000	$25.00/option
2 June 2003	1,550	$34.50/option
1 July 2003	8,200	$31.75/option
1 August 2003	700	$60.00/option
1 September 2003	200	$61.50/option
1 October 2003	200	$60.00/option
3 November 2003 *	1,150	$87.00/option
Total Allocated:	198,025
Total Options:	222,222

Note:

*
These options were granted to employees who executed employment agreements with the Company on or prior to October 16, 2003 at which point stock options were pledged under their respective employment agreements.

QuickLinks

HMC AGREEMENT
ARTICLE 1 AGREEMENT TO VOTE; GRANT OF PROXY
ARTICLE 2 CONSIDERATION
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF RELIANCE GATEWAY
ARTICLE 6 COVENANTS OF THE SHAREHOLDER
ARTICLE 7 COVENANTS OF RELIANCE GATEWAY, THE COMPANY AND THE SHAREHOLDER
ARTICLE 8 MISCELLANEOUS
EXHIBIT A Second Amendment to the Amalgamation Agreement
EXHIBIT A Schedule 4.05
EXHIBIT A Schedule 4.05